Ex-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated December 23, 2021, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended October 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2022

Appendix A

Fund name

Goldman Sachs International Equity Income Fund

Goldman Sachs International Equity ESG Fund

Goldman Sachs China Equity Fund

Goldman Sachs Emerging Market Equity Fund

Goldman Sachs ESG Emerging Markets Equity Fund

Goldman Sachs Income Builder Fund

Goldman Sachs Rising Dividend Growth Fund

Goldman Sachs Large Cap Growth Insights Fund

Goldman Sachs Large Cap Value Insights Fund

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Small Cap Growth Insights Fund

Goldman Sachs Small Cap Value Insights Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs Emerging Markets Equity Insights Fund

Goldman Sachs International Equity Insights Fund

Goldman Sachs International Small Cap Insights Fund